Exhibit 3.3(ii)

FIRST AMENDED AND RESTATED

BYLAWS

OF

CASCADE FINANCIAL CORPORATION

ARTICLE I
Principal Office

The principal office of Cascade Financial Corporation (herein, the “Corporation”) shall be at 2828 Colby Avenue, Everett in the State of Washington. The Corporation may also have offices at such other places as the Board of Directors (hereinafter referred to as the “Board”) shall from time to time determine.

ARTICLE II
Shareholders

SECTION 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place as the Board may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board may determine.

SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by a majority of the Board, by a committee of the Board in accordance with the provisions of the Corporation’s Articles of Incorporation, or by holders of not less than 20% of the outstanding shares of the Corporation’s stock, but such special meetings may not be called by any other person or persons.

SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the Board. The Board will designate who shall preside at any shareholder meeting.

SECTION 5. Notice of Meetings. Written or printed notice stating the date, time and place of a meeting of shareholders and, in the case of a special meeting of shareholders the purpose or purposes for which the meeting is called, shall be delivered by the Secretary of the Corporation, or the officer performing the Secretary’s duties, not fewer than ten (10) days nor more than sixty (60) days before the meeting date (except that notice of a shareholders' meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to RCW 23B.12.020, or the dissolution of the Corporation shall be given no fewer than twenty (20) nor more than sixty (60) days before the meeting date), either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a shareholder is present at a meeting, or waives notice thereof in writing before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any meeting of shareholders, either annual or special, is adjourned for thirty (30) days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6. Closing of Transfer Books for Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, which date in any case shall not be more than seventy (70) days, and in case of a meeting of shareholders not less than ten (10) days (except that the record date of a shareholders' meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to RCW 23B.12.020, or the dissolution of the Corporation shall be given no fewer than twenty (20) nor more than seventy (70) days before the meeting date), prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment, unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 7. Voting Lists. The officer or agent, having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten (10) days before such meeting, shall be kept on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held, and shall be subject to inspection by any shareholder, the shareholder’s agent, or the shareholder’s attorney for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, the shareholder’s agent, or the shareholder’s attorney for any purpose germane to the meeting during the meeting or any adjournment. The original stock transfer books shall be prima facie evidence of the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

SECTION 8. Shareholder Access to Books and Records. A shareholder of the Corporation may inspect and copy, during regular business hours at the Corporation's principal office, any of the records of the Corporation described in Article XI of these Bylaws if the shareholder gives the Corporation notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy. For purposes of this section, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on the beneficial owner’s behalf.

A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation: (i) excerpts from minutes of any meeting of the Board, records of any action of a committee of the Board while exercising the authority of the Board, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board without a meeting; (ii) accounting records of the Corporation; and (iii) the record of shareholders. A shareholder may inspect and copy these records only if the shareholder meets the following requirements: (a) the shareholder's demand is made in good faith and for a proper purpose; (b) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires; and (c) the records are directly connected with the shareholder’s purpose.

SECTION 9. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders unless the Articles of Incorporation or laws of the State of Washington require otherwise. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 10. Proxies. At all meetings of shareholders, a shareholder may vote the shareholder’s shares either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact or agent. All proxies shall be filed with the President or Secretary of the Corporation before or at the commencement of the meeting. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or the shareholder’s attorney-in-fact or agent or, in the absence of such direction, as determined by a majority of the Board. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy. No proxy may be effectively revoked until notice of such revocation has been given to the Secretary of the Corporation by the shareholder granting the proxy or otherwise as provided in RCW 23B.07.220.

SECTION 11. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. There shall be no cumulative voting permitted. Unless otherwise provided in the Articles of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

SECTION 12. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 13. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by such trustee either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 14. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either two or three. If the Board so appoints either two or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the individual presiding at the meeting as designated in Section 4 above may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board in advance of the meeting or at the meeting by the individual presiding at the meeting as designated in Section 4 above.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

SECTION 15. Nominating Committee. The Corporate Governance & Nominating Committee shall act as the nominating committee for selecting the nominees for election as Directors. Said nominees shall be approved by the full Board. Except in the case of a nominee substituted as a result of the death or other incapacity of a nominee, the nominating committee shall notify the Secretary of the Corporation at least thirty (30) days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 16. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation’s Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation’s Articles of Incorporation.

ARTICLE III
Board of Directors

SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation shall be managed under the direction of the Board except as may be otherwise provided in these Bylaws, the Corporation’s Articles of Incorporation or by statute. The Board shall elect a President from among its members and may also elect a Chair of the Board from among its members.

SECTION 2. Number, Election, Term and Qualification. The Board shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three (3) years. The Board shall be classified in accordance with the provisions of the Corporation’s Articles of Incorporation. The Board may increase or decrease the number of members of the Board as provided in the Corporation’s Articles of Incorporation, but in no event shall the number be less than five (5) nor more than twenty-five (25).

SECTION 3. Chair of the Board. The Board shall elect a Chair to serve a two (2) year term, provided that the Chair may be removed at any time by a vote of the majority of the Board, excluding the Chair. The Chair of the Board, if present, shall preside at all meetings of the Board, and exercise and perform such other powers and duties as may be determined from time to time by resolution of the Board. If the Chair is not present, the Vice-Chair shall preside. If the Vice-Chair is not present, a temporary Chair selected by a majority vote of the Board members in attendance, shall preside at any meeting of the Board.

SECTION 4. Regular Meetings. The Board Chair may designate the time and place for the holding of regular meetings upon delivering notice to all Directors no less than thirty (30) days in advance of the meeting.

SECTION 5. Special Meetings. Special meetings of the Board may be called by or at the request of the Chair of the Board or the President, or by one-third of the Directors. The persons authorized to call special meetings of the Board may fix the place for holding any special meeting of the Board called by such persons. Notice of the date, time and place of special meetings of the Board shall be provided to the members of the Board not less than twenty-four (24) hours prior to the meeting; provided that when notice is mailed, at least four (4) days’ notice shall be given. The notice need not state the purpose of the meeting. Any Director may waive notice of any meeting by a writing filed with the Secretary of the Corporation. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

SECTION 6. Electronic Communications, Notice and Voting. A Director may participate in a regularly scheduled or special Board meeting by any means of communication through which the Director, other Directors so participating, and all Directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

Notification of meetings shall be permitted by means of letter, facsimile, email, or telephone. The Board Chair (or other director designated to preside at the meeting in accordance with Section 3 of this Article) may allow voting to occur by email or by telephone. A written record of all the votes cast by email or by telephone shall be kept and presented for ratification at the next meeting of the board.

SECTION 7. Quorum. A majority of the then-serving Directors shall constitute a quorum for the transaction of business at any meeting of the Board. If less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Sections 5 and 6 of this Article III.

SECTION 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the laws of the State of Washington.

SECTION 9. Action of Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if consent is given in writing, setting forth the action so taken, shall be signed by all of the Directors. The action must be evidenced by one or more consents describing the action taken, executed by each Director either before or after the action taken, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records, each of which consents shall be set forth either (a) in an executed record or (b) if the Corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. The action taken under this Section 9 is effective when the last Director executes the consent, unless the consent specifies a later effective date. A consent under this section has the effect of a meeting vote and may be described as such in any record.

SECTION 10. Resignation. Any Director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Board, the Chair of the Board, the President, or the Secretary of the Corporation. Unless otherwise specified herein such resignation shall take effect upon receipt thereof by the Board, the Chair of the Board, the President, or the Secretary of the Corporation.

SECTION 11. Vacancies. Any vacancy occurring in the Board shall be filled in accordance with the provisions of the Corporation’s Articles of Incorporation. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of two-thirds of the Directors then in office. The term of such Director shall be in accordance with the provisions of the Corporation’s Articles of Incorporation and the Director shall stand for election at the next Annual Shareholders meeting

SECTION 12. Removal of Directors. Any Director or the entire Board may be removed only in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 13. Compensation. Non-employee Directors, as such, may receive compensation for their services and reimbursement for expenses as determined to be reasonable by the Board of Directors. Nothing herein shall be construed to preclude any non-employee Director from serving the Corporation in another capacity and receiving remuneration therefor.

SECTION 14. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent or abstention shall be entered in the minutes of the meeting or unless the Director shall file a written dissent to such action with the person acting as the secretary at the meeting before the adjournment thereof or shall forward such written dissent to the Secretary of the Corporation within five (5) business days after receipt of a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who votes in favor of such action.

SECTION 15.  Performance of Duties. A Director shall perform their duties as a Director, including the duties as a member of any committee of the Board upon which they may serve, in good faith, in a manner the Director reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing such duties, a Director is entitled to rely on information, opinion, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (ii) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person’s professional or expert competence; or (iii) a committee of the Board upon which the Director does not serve, duly designated in accordance with a provision of these Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence. However, a Director shall not be considered to be acting in good faith if the Director has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

SECTION 16. Advisory Directors. The Board may by resolution appoint advisory directors to the Board. Such advisory directors shall have such authority and receive such compensation and reimbursement as the Board shall provide. Advisory director or directors emeriti shall not have the authority to participate by vote in the transaction of business by the Board.

ARTICLE IV
Committees of the Board of Directors

SECTION 1. Appointment. The Board may, by resolution passed by a majority of the whole Board, designate such committees as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall adopt a charter which shall govern its operation and be approved by the Board. Each charter shall specifically comply with all regulatory requirements, specifically those dealing with Director independence. The Board Chair shall nominate Directors to serve as Committee Chairs and as members of committees. These nominations shall be approved by an affirmative vote of a majority of the authorized number of Directors. Each committee shall consist of two or more Directors of the Corporation, who serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board shall have power, by the affirmative vote of a majority of the authorized number of Directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. The designation of any committee pursuant to this Article IV, and the delegation of authority thereto, shall not operate alone to relieve the Board or any Director of any responsibility imposed by law or regulation.

SECTION 2. Authority. To the extent specified by the Board or in the Corporation’s Articles of Incorporation or these Bylaws, each committee shall be permitted to act on behalf of the Board, except a committee may not:

(a) Authorize or approve a distribution, except according to a general formula or method prescribed by the Board;

(b) Approve or propose to shareholders action that requires approval by shareholders;

(c) Fill vacancies on the Board or on any of its committees;

(d) Amend the Articles of Incorporation;

(e) Adopt, amend or repeal these Bylaws;

(f) Approve a plan of merger not requiring shareholder approval; or

(g) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board.

SECTION 3. Tenure. Subject to the provision of Section 8 of this Article IV, each member of a committee shall hold office until the next regular annual meeting of the Board following his or her designation and until his or her successor is designated as a member of the committee.

SECTION 4. Meetings. Regular committee meetings may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by a majority of committee members or the committee chair upon not less than twenty-four (24) hours’ notice when delivered personally or by facsimile or e-mail, or at least four (4) days prior thereto, when delivered by mail at the address at which the Director is most likely to be reached, stating the place, date and hour of the meeting. Any member of a committee may waive notice of any meeting, and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

SECTION 5. Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of any business at a meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.

SECTION 7. Vacancies. Any vacancy on a committee may be filled by a resolution adopted by a majority of the full Board.

SECTION 8. Removal and Resignation. Any member of any committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the full Board of Directors at any meeting of the Board called for that purpose. Any member of a committee may resign from a committee at any time by giving written notice to the Chair of the Board or the Chair of such committee. Unless a later date is specified therein, such resignation shall take effect upon receipt of such notice. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 9. Reports and Minutes. Each committee shall keep minutes of its meetings and report periodically to the Board.

ARTICLE V
Officers

SECTION 1. Positions and Duties. The Executive Officers of the Corporation shall be the President and the Chief Financial Officer and such other officers as designated and elected by the Board (the “Executive Officers”). The Board shall also specify whether the Chair of the Board is an Executive Officer. The President shall be the Chief Executive Officer unless the Board designates otherwise. The Board shall also designate a Secretary who may be selected from among the Executive Officers, excluding the President. The Chief Executive Officer may appoint such other officers, provided any such officers designated as Executive or Senior Vice Presidents shall be subject to approval by the Board. The Executive Officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the Executive Officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. Election and Term of Office. The Executive Officers of the Corporation shall be elected by the Board. Each Executive Officer shall hold office until their successor shall have been duly elected and qualified or until their death or until they shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Executive Officer or other officer shall not of itself create contract rights. The Board may authorize the Corporation to enter into an employment contract with any Executive Officer or other officer in accordance with State law, but no such contract shall impair the right of the Board to remove any Executive Officer or other officer at any time in accordance with Section 3 of this Article V.

SECTION 3. Resignation and Removal. An Executive Officer or other officer may resign at any time by delivering notice to the Chief Executive Officer or to the Board. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Any Executive Officer may be removed by the Chief Executive Officer or by a majority vote of the Board whenever it is in the best interests of the Corporation. A removal of an Executive Officer or other officer, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise of an Executive Officer, may be filled by the Board or, with the exception of the office of Chief Executive Officer or President, may be filled by appointment by the President.

SECTION 5. Compensation. The compensation of the Chief Executive Officer shall be determined by the Board or by a committee of the Board. If determined by a committee, the compensation shall be ratified by the full Board. Compensation of other Executive Officers shall be recommended by the Chief Executive Officer and approved by a committee of the Board.

ARTICLE VI
Contracts, Loans, Checks and Deposits

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation’s Articles of Incorporation or these Bylaws with respect to certificates for shares, the Board may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 2. Loans and Debt. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board may select.

ARTICLE VII
Certificates for Shares and Their Transfer

SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the Chair of the Board or by the President and by the Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

SECTION 2. Point of Share Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request in writing and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Washington; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the Board.

SECTION 3. Payment for Shares. No certificate shall be issued for any share until such share is fully paid.

SECTION 4. Transfer of Shares. Transfer of shares of the Corporation shall be made on the stock transfer books of the Corporation by the holder of record thereof or by their legal representative who shall furnish proper evidence of authority to transfer. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon the terms and indemnity to the Corporation as the Board or these Bylaws may prescribe.

SECTION 5. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

SECTION 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII
Fiscal Year; Annual Audit

The fiscal year of the Corporation shall be the calendar year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Audit and Finance Committee of the Board.

ARTICLE IX
Dividends

Subject to the provisions of the Corporation’s Articles of Incorporation and applicable law, the Board may, at any regular or special meeting, declare dividends on the Corporation’s outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation’s own stock.

ARTICLE X
Corporate Seal

The corporate seal of the Corporation shall be in such form as the Board shall prescribe. The President, Secretary or other Executive Officer designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal and to attest to the same.

ARTICLE XI
Books and Records

The Corporation shall:

(a) Keep as permanent records, minutes of all meetings of its shareholders and Board, record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation;

(b) Maintain appropriate accounting records;

(c) Maintain a record of the names and residences of the shareholders of the Corporation, the number of shares held by each, and the transfer of shares, showing the time when made, the number of shares transferred and by whom transferred;

(d) Maintain its records in written form or in another form capable of being converted to written form within a reasonable time;

(e) Keep a copy of the following records at its principal office:

(i) The Articles of Incorporation and all amendments thereto currently in effect;

(ii) The Bylaws and all amendments thereto currently in effect;

(iii) The minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting for the past three (3) years;

(iv) The financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three (3) years;

(v) All written communications to shareholders generally within the past three (3) years;

(vi) A list of the names and business addresses of the current Directors and Executive Officers; and

(vii) The most recent annual report delivered to the Secretary of State for the State of Washington.

ARTICLE XII
Waiver of Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws, the Corporation’s Articles of Incorporation or law, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the fact, shall be deemed equivalent to the giving of notice.

ARTICLE XIII
Amendments

In accordance with the Corporation’s Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the shareholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the Board may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the Board at a meeting held in accordance with the provisions of these Bylaws. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation, and shall be open for inspection by any shareholder during business hours.

The undersigned, being the Secretary of the Corporation, hereby certifies that these Bylaws have been properly adopted as the Bylaws of Cascade Financial Corporation.

DATED this 28 day of March,  2006.

                                                                           /s/ Lars Johnson
Lars Johnson
Secretary of the Corporation